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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 14, 2004


    COMMISSION        REGISTRANT; STATE OF INCORPORATION;        IRS EMPLOYER
   FILE NUMBER           ADDRESS; AND TELEPHONE NUMBER        IDENTIFICATION NO.
   -----------           -----------------------------        ------------------

      1-9513                CMS ENERGY CORPORATION                38-2726431
                           (A MICHIGAN CORPORATION)
                               ONE ENERGY PLAZA
                            JACKSON, MICHIGAN 49201
                                (517) 788-0550

      1-5611               CONSUMERS ENERGY COMPANY               38-0442310
                           (A MICHIGAN CORPORATION)
                               ONE ENERGY PLAZA
                            JACKSON, MICHIGAN 49201
                                (517) 788-0550


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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ITEM 8.01.  OTHER EVENTS.

GAS RATE CASE ORDER

On March 14, 2003, Consumers Energy Company ("Consumers") filed an application with the Michigan Public Service Commission ("MPSC") for a gas rate increase in the annual amount of $156.0 million. On December 18, 2003, the MPSC granted an interim rate increase in the amount of $19.4 million annually. The MPSC also ordered an annual $34 million reduction in Consumers' depreciation expense and related taxes.

On October 14, 2004, the MPSC issued its Opinion and Order on final rate relief. The order is available on the MPSC website at www.michigan.gov/mpsc. In the order, the MPSC authorized Consumers to place into effect surcharges that would increase annual gas revenues by $58.1 million. Further, the MPSC rescinded the $19.4 million annual interim rate increase. The final rate relief is contingent upon receipt of a letter signed by the Chairman of Consumers Energy and CMS Energy which agrees to: (1) achieve a common equity level of at least $2,300 million by year-end 2005 and that proposes a plan to improve the common equity level thereafter until Consumers' target capital structure is reached; (2) make certain safety-related O&M, pension, retiree health-care, employee health-care, and storage working capital expenditures for which the surcharge is granted; (3) refund surcharge revenues when Consumers' rate of return on common equity exceeds its authorized 11.4% rate; (4) prepare and file annual reports that address certain issues identified in the order, and (5) file a general rate case on or before the date that the surcharge expires (which is two years after the surcharge goes into effect). Also on October 14, 2004, the MPSC issued an order in Consumers' pending gas depreciation rate case, which restores depreciation rates to the levels that were in effect prior to the issuance of the December 18, 2003 interim gas rate order. On October 15, 2004, Consumers' and CMS Energy's Chairman filed a letter with the MPSC making the commitments required by the rate order.

On October 19, 2004, Consumers filed rehearing petitions with the MPSC, which seek clarification of the method of computing Consumers' rate of return on common equity and seek to have book depreciation rates restored to the level set forth in the MPSC's prior interim rate relief order.

SECURITIZATION ORDER

On March 4, 2003, Consumers filed with the MPSC for authority to issue securitization bonds for up to $1.08 billion of "qualified costs", under applicable laws, including Clean Air Act costs. On June 2, 2003, the MPSC issued an order, authorizing Consumers to securitize up to $554.3 million of costs under certain terms and restrictions. These restrictions and conditions led Consumers to seek rehearing, which then led to further hearings before the MPSC.

On October 14, 2004, the MPSC issued a further order reversing its prior findings and denying Consumers' application for authority to issue securitization bonds. The MPSC also determined that its order does not preclude Consumers from seeking recovery of Clean Air Act costs in a separate filing under applicable law. Consumers has previously filed and obtained approvals to recover certain of its implementation costs originally covered in securitization filings. Thus, although Consumers' securitization request has now been rejected in its entirety and the matter is concluded, Consumers has been pursuing and will continue to pursue other avenues for recovery of some of the costs previously covered by the securitization filing.



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PALISADES NUCLEAR PLANT

Consumers, in conjunction with a regularly scheduled re-fueling outage, has completed certain inspections and testing of all of its Palisades nuclear plant reactor vessel head penetrations, as disclosed in a Form 8-K filed on October 12, 2004. As a result, Consumers is undertaking repairs on two of forty-five control rod drive penetrations. Consumers expects that the replacement power costs, the cost of repairs and timing of such repairs will be consistent with the disclosures made in the Form 8-K filed on October 12, 2004.

This Form 8-K contains "forward-looking statements" as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with "FORWARD-LOOKING STATEMENTS AND RISK FACTORS" found in the MANAGEMENT'S DISCUSSION AND ANALYSIS sections of CMS Energy's Form 10-K/A for the Fiscal Year Ended December 31, 2003 and Consumers' Form 10-K for the Fiscal Year Ended December 31, 2003 (both incorporated herein by reference), that discuss important factors that could cause CMS Energy's and Consumers' results to differ materially from those anticipated in such statements.




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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.



                                         CMS ENERGY CORPORATION

Dated:  October 19, 2004

                                         By:  /s/ Thomas J. Webb
                                              ----------------------------------
                                              Thomas J. Webb
                                              Executive Vice President and
                                              Chief Financial Officer


                                         CONSUMERS ENERGY COMPANY

Dated:  October 19, 2004

                                         By:  /s/ Thomas J. Webb
                                              ----------------------------------
                                              Thomas J. Webb
                                              Executive Vice President and
                                              Chief Financial Officer